Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229377) and Form S-8 (Nos. 333-230499, 333-230181, 333-223539 and 333-221622) of X4 Pharmaceuticals, Inc. (formerly known as Arsanis, Inc.) of our report dated April 2, 2019 relating to the financial statements of X4 Therapeutics, Inc. (formerly known as X4 Pharmaceuticals, Inc.), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 2, 2019